UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025
ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMA	Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement

On August 5, 2025 (the “Closing Date”), ADMA Biologics, Inc. (the “Company”), and all of the Company’s subsidiaries, entered into a Credit Agreement (the “Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement provides for $300 million of senior secured credit facilities, consisting of (a) a term loan in the aggregate principal amount of $75 million (the “Term Loan Facility”) and (b) a revolving credit facility in the aggregate principal amount of $225 million (the “Revolving Facility”). The Company may also request, subject to customary conditions, additional incremental revolving commitments or term loans in an aggregate principal amount not to exceed $100 million (together with the Term Loan Facility and the Revolving Facility, the “Credit Facilities”). The Term Loan Facility has a maturity date of August 5, 2028 (the “Term Maturity Date”) and the Revolving Facility has a maturity date of August 5, 2028 or any earlier date on which the commitments under the Revolving Facility are reduced to zero or otherwise terminated pursuant to the terms of the Credit Agreement (the “Revolving Maturity Date”).

On the Closing Date, the Company used the proceeds of the Credit Facilities to terminate and pay in full all of the outstanding obligations under the Company’s previous senior secured credit facility with Ares Capital Corporation (the “Ares Credit Facility”), including the outstanding principal of all loans, all accrued and unpaid interest thereon, and any unpaid fees, charges, premiums (including prepayment premiums) and costs, and expenses related thereto. The Company may also use the proceeds of the Credit Facilities to finance share repurchases and for working capital and general corporate purposes.

Interest on borrowings under the Credit Facilities will accrue at an applicable rate equal to (i) an alternate base rate plus an applicable spread (each such borrowing, an “ABR Borrowing”) or (ii) Term SOFR plus an applicable spread (each such borrowing, a “Term Benchmark Borrowing”), in each case based on the lower of the applicable rates set forth in the Credit Agreement, which are based on the Company’s total leverage ratio. These applicable spreads range from 150 basis points to 200 basis points over the alternate base rate and 250 basis points to 300 basis points over Term SOFR, in each case, as determined in accordance with the provisions of the Credit Agreement. The Company has agreed to pay a commitment fee at specified rates set forth in the Credit Agreement, which, based on the Company’s total leverage ratio, ranges from 30 basis points to 35 basis points on the daily amount of the undrawn portion of the aggregate commitments of the lenders under the Revolving Facility. At the Company’s request, each borrowing initially shall be either an ABR Borrowing or a Term Benchmark Borrowing, and the Company may thereafter elect to convert any such borrowing to a different type. During the occurrence and continuance of an Event of Default (as defined in the Credit Agreement), all borrowings shall accrue interest at a rate per annum equal to 2% plus the applicable rate.

On the Revolving Maturity Date, the Company will repay the unpaid principal amount outstanding under the Revolving Facility. Under the Term Loan Facility, the Company will make principal payments in accordance with and on the dates specified in the amortization schedule set forth in the Credit Agreement, with the remaining unpaid principal amount to be paid in full on the Term Maturity Date. The Company may prepay at any time and from time to time any borrowing in whole or in part, without premium or penalty (other than, if applicable, any break funding expenses), subject to customary notice requirements.

All of the Company’s obligations under the Credit Agreement are secured by a first-priority lien and security interest in substantially all of the tangible and intangible assets, including intellectual property and equity interests, of the Company and all of its subsidiaries.

The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants and conditions that are customarily required for similar financings. The negative covenants include certain financial covenants, including a maximum total leverage ratio of 2.50 to 1.00 and a minimum fixed charge coverage ratio of 1.20 to 1.00. The negative covenants also restrict or limit the Company’s ability and the ability of the Company’s subsidiaries to, among other things and subject to certain exceptions contained in the Credit Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes; make certain investments; dispose of certain assets; engage in sale and leaseback transactions or swap agreements; make certain Restricted Payments (as defined in the Credit Agreement); engage in certain affiliate transactions; enter into any other agreements that have the impact of restricting the Company’s ability to make loan repayments under the Credit Agreement; or amend certain material documents.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, respectively, and is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

To the extent applicable, the disclosures regarding the prepayment of the Ares Credit Facility included in Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 1.02 by reference.

Item 2.02	Results of Operations and Financial Condition

On August 6, 2025, the Company issued a press release announcing its financial results for the three months ended June 30, 2025, and provided a business update, including the Company’s entry into the Credit Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1.*

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosures of the material terms and conditions of the Credit Facilities included in Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated as of August 5, 2025, by and among ADMA Biologics, Inc., as Borrower, the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release of the Company, dated as of August 6, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 6, 2025	ADMA Biologics, Inc.

	By:	/s/ Adam S. Grossman
		Name:	Adam S. Grossman
		Title:	President and Chief Executive Officer